Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Caliburn International Corporation, of our report dated August 23, 2018, relating to the consolidated financial statement of Janus ESOP Holdings, LLC and subsidiaries, appearing in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Mclean, Virginia

November 1, 2018